UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): January 15, 2002



                                RMS TITANIC, INC.
                          ----------------------------
            (Exact name of registrant as specified in its character)



          Florida                      0-24452                  59-2753162
----------------------------           -------                  ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


      3340 Peachtree Road, NE, Atlanta, GA.                      30362
      -------------------------------------                      -----
     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number (including area code): (404) 842-2600



ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On January 15, 2002 the Company dismissed Goldstein Golub Kessler LLP as the Company's principal accountant and engaged Kempisty & Company, Certified Public Accountants, P.C., as its principal independent accountants to audit the financial statements of the Company for the year ended February 28, 2002.

The reports of Goldstein Golub Kessler LLP on the Company's financial statements for the years ended February 28, 2001 and February 29, 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Company's Board of Directors. The Board of Directors determined that the Company's auditing needs could be handled by Kempisty & Company, Certified Public Accountants, P. C., as efficiently and more economically compared to the former accounting firm.

During the years ended February 28, 2001 and February 29, 2000 and through January 14, 2002, there were no disagreements with Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedure, which disagreements if not resolved to the satisfaction of Goldstein Golub Kessler LLP would have caused them to make reference thereto in their reports on the financial statements for such periods.

The Company has requested that Goldstein Golub Kessler LLP furnish a letter addressed to the Commission stating whether it agrees with the above statements.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                RMS TITANIC,INC.


DATE: January 15, 2002

                                By: /s/ Gerald Couture
                                ----------------------
                                Gerald Couture, Vice President